DISTRIBUTION AGREEMENT

                                     SCHEDULE A


              The Series of Neuberger & Berman Equity Trust currently subject to this Agreement are as follows:

                                    INITIAL SERIES


     Neuberger & Berman Focus Trust
     Neuberger & Berman Genesis Trust
     Neuberger & Berman Guardian Trust
     Neuberger & Berman Manhattan Trust
     Neuberger & Berman Partners Trust

                                  ADDITIONAL SERIES

     Neuberger & Berman NYCDC Socially Responsive Trust